Exhibit 1.1

As amended at Extraordinary Shareholders’ Meeting held on April 23, 2014

ARTICLES OF INCORPORATION

OF

GRUPO AEROPORTUARIO DEL PACÍFICO, S.A.B. DE C.V.

FIRST CHAPTER

CORPORATE NAME, CORPORATE OBJECTIVE, CORPORATE ADDRESS, NATIONALITY AND DURATION

FIRST ARTICLE. Corporate Name. The name of the business association is “Grupo Aeroportuario del Pacífico,” and will always be followed by the words “Sociedad Anónima Bursátil de Capital Variable” or by the initials “S.A.B. de C.V.”

SECOND ARTICLE. Corporate Objective. The corporate objective of the business association is:

1. To promote, constitute, organize, utilize, acquire and participate in the corporate equity or property of any commercial or civil society organizations, associations or business associations, whether industrial, commercial, service-providing, or any other type, both national and foreign, as well as to participate in their administration or liquidation; and to acquire, sell, transfer, or make use of, under any legal title, the shares, interests, participations or other titles with value, in public or private business associations, whether as a founder or by the acquisition of shares or participations, including without limitation, in business associations administrating, operating or rendering airport, commercial and complementary services or building and/or utilizing civil airports within the terms set forth in the Airport Act (Ley de Aeropuertos) and its provisions, as well as to participate in the corporate equity of business associations rendering any services, as permitted by law;

2. To receive from, or render to, any other Mexican or foreign legal entities, business associations or individual persons, services that might be required to engage in its corporate objective, including without limitation, technical consulting services in industrial, administrative, accounting, marketing or financial areas regarding the management, operation, construction, and/or administration of airports.

3. To request and obtain under any title, by its own or by means of its subsidiaries, concessions or permits to undertake the management, operation, construction and/or administration of airports as well as the rendering of any other services necessary to the utilization of such airports and the realization of any activity that directly supports and is related to such corporate objective, including without limitations, any warehousing, bonded warehousing and any other activity complementary to the rendered services and directly serving the same, as well as granting guarantees upon such concessions and permits. Likewise, according to the provisions of the applicable regulations and the respective concession, the business association will be able to receive, directly or by means of its subsidiaries, the income due for the use of the civil airport infrastructure through the making of contracts for services directly rendered and commercial activities performed.

4. To obtain, acquire, dispose of, use or license any patent, certificate of invention, trademark, trade name, copyright or right regarding the same, or any intellectual property or personal or real property right upon the same, whether in Mexico or abroad.

5. With regard to any actions necessary or convenient to the corporate objective, to obtain any type of loan or credit with or without a specific guarantee, and to grant loans.

6. With regard to any actions necessary or convenient to the corporate objective, to grant any guarantee in obligations assumed by the business association or by other business associations or third parties, including the creation of real rights and trusts (afectaciones fiduciarias) necessary or convenient to achieving the corporate objectives, and also to endorse titles of credit subscribed to by the aforementioned persons. Likewise, the business association may guarantee, by any legal means, for remuneration or gratuitously, the fulfillment of third parties’ obligations, whether individual persons or legal entities, national or foreign and to undertake joint liability on debts to third parties, whether individual persons or legal entities, national or foreign.

7. To issue and subscribe titles of credit, to accept and endorse them, and to guarantee the same with liens on real property.

8. To keep, possess, sell, transfer, dispose, or lease assets, real estate or properties, as well as the real rights upon them, as necessary or convenient to realizing the corporate objective or to the civil or commercial legal entities in which the business association might have an interest or participation.

9. Generally, to engage in and perform every action, contract and transaction related, incidental or accessory, which is necessary or convenient to engaging in the abovementioned corporate objectives.

THIRD ARTICLE. Corporate Address. The corporate address of the business association is in Guadalajara City, Jalisco, as are the business association’s executive management offices and principal place of business. The corporate address will not be construed as if changed when the business association establishes branches and agencies in other localities. Without signifying any change in the above corporate address, the business association may stipulate other addresses within the contracts and legal acts that it executes; establish offices, branches or agencies anywhere within Mexico and in any foreign country; voluntarily submit by any legal act, contract or agreement to the application of foreign laws or laws of any Mexican state and to the jurisdiction of the respective courts; designate other addresses in Mexico or in a foreign country in order to receive any notices or judicial or extrajudicial summons; or appoint persons bearing a general or special power of attorney in any foreign country for such purposes or any other purpose.

FOURTH ARTICLE. Nationality. The business association is Mexican. The current or future shareholders of the business association are formally required by the Ministry of Foreign Affairs (Secretaría de Relaciones Exteriores) to be considered nationals of Mexico with respect to the shares of the business association that they acquire or hold, as well as with respect to the properties, rights, franchises, participations or interests that the business association holds, or to the rights and obligations resulting from the contracts in which the business association takes part with Mexican authorities. Consequently, the foreign partners, current or future, are obliged in virtue of the same, not to appeal to their Governments for protection under penalty of losing their shares to the republic of Mexico.

FIFTH ARTICLE. Duration. The duration of the business association is one hundred (100) years, counting from the date of its constitution, and may be extended by consent of the shareholders.

SECOND CHAPTER

CORPORATE EQUITY AND SHARES

SIXTH ARTICLE. Corporate Equity. The corporate equity shall be variable. The minimum fixed part of the corporate equity is thirteen billion nine hundred and thirty-seven million three hundred twenty-one thousand seven hundred and fifty Mexican pesos (Ps.13,937,321,750.00), represented by five hundred sixty-one million (561,000,000) ordinary, nominative Series I shares without par value, fully subscribed and paid-in. The variable part of the corporate equity, if existent, shall be represented by ordinary, nominative Series II shares without par value, which shall have the rest of the characteristics determined by the shareholders’ meeting approving their issuance.

The corporate equity of the business association shall be distributed in two Series of shares as follows:

1. Series “B” Shares, which may be freely subscribed and may account for up to one hundred percent (100%) of the corporate equity. The Series “B” Shares may be acquired by any person, national or foreign, including individuals, enterprises or entities defined as foreign investors under Article 2 of the Foreign Investment Act (Ley de Inversión Extranjera), except for foreign governments; and

2. Series “BB” Shares which may be acquired by national or foreign persons, including individuals, enterprises or entities defined as foreign investors under Article 2 of the Foreign Investment Act, except for foreign governments, provided they satisfy the provisions of the present Articles of Incorporation, and will represent up to the fifteen percent (15%) of the corporate equity.

Series “BB” Shares shall be subject to the following regulations:

a. The holders of Series “BB” Shares, by an affirmative vote of the majority of the shares representing such Series, will have the right to name four (4) proprietary members of the Board of Directors of the business associations and their alternates, who will have the rights and attributes established by these Articles of Incorporation;

b. Series “BB” Shares shall not be transferred, but for the exceptions provided in the Eleventh Article of these Articles of Incorporation. Nevertheless, their holders will be able to convert them into Series “B” Shares, which may be freely transferred. The conversion of Series “BB” Shares into Series “B” Shares will conform to the following:

i. The limit of this Series “BB” in the corporate equity shall be reduced in proportion to the Series “BB” Shares converted into Series “B” Shares, and the percentage shall only be increased again through the approval of an Extraordinary Shareholders’ Meeting;

ii. Up to forty-nine percent (49%) of the shares representing the Series “BB” may be converted into Series “B” Shares at any time, without restriction.

iii. Except if it is previously authorized by the Ministry of Communication and Transport (Secretaría de Comunicaciones y Transportes, or “SCT”), the conversion, where applicable, of the remaining fifty-one percent (51%) of the shares representing Series “BB” shall only be made beginning on August 25, 2009. From such date on, and up to August 25, 2014, the Series “BB” shareholders will be able to convert, annually, up to one-fifth of such fifty-one percent (51%) of Series “BB” Shares representing the corporate equity they own. The right to convert the Series shall be accumulative, such that if no conversion is made within one year, the allowable conversion increases in subsequent years.

iv. If on or before August 25, 2014, Series “BB” Shares represent less than seven point sixty-five percent (7.65%) of the corporate equity of the business association, such shares will be obligatorily converted into Series “B” Shares.

v. Beginning on August 25, 2014, if the Technical Assistance and Technology Transfer Agreement (Contrato de Asistencia Técnica y Transferencia de Tecnología), dated August 25, 1999, has not been renewed, all Series “BB” shares may be converted into Series “B” shares by a request of the Series “BB” shareholders under the terms of paragraph “vi” below. Under the terms of the Technical Assistance and Technology Transfer Agreement, the Series “BB” shareholders shall own at least seven point sixty-five percent (7.65%) of the corporate equity of the business association in order to render the services provided in the contract.

vi. Nonetheless, Series “BB” shareholders who wish to convert such shares into Series “B” shares shall communicate their decision to the Board of Directors of the business association, which, within the following fifteen (15) business days, shall perform the respective exchange.

The business association may issue treasury shares of any series constituting the corporate equity, which will be kept in the Office of Treasurer of the business association to be delivered whenever the subscription is made, and may also issue treasury shares under terms and conditions provided in Article 53 and other applicable provisions of the Securities Market Law (Ley del Mercado de Valores), as well as enter into options agreements with third parties in whose benefit the right to subscribe and purchase the shares issued by the business association is granted. Series II shares kept in treasury in which respect the business association grants options for subscription and payment will obligatorily convert to Series I shares when options are exercised and paid for by the holders of the same and, consequently, the minimum fixed corporate equity for the business association will be automatically increased and the Board of Directors shall convoke an Extraordinary Shareholders’ Meeting in which the modification to this Sixth Article shall be approved in order to affix the minimum fixed equity of the business association following such increase.

All ordinary shares will confer, within their respective series, equal rights and obligations to their owners. The certificates and titles supporting the shares must fulfill all requirements established in Article 125 of the General Law of Commercial Corporations (Ley General de Sociedades Mercantiles); may represent one or more shares and shall be signed by a member of the Board of Directors appointed by the Series “B” shareholders and by a member of the Board of Directors appointed by the Series “BB” shareholders and shall contain an exact transcription of this article, as well as of the Tenth, Eleventh, Twelfth, Thirteenth and Fourteenth Articles of these Articles of Incorporation.

If the shares are to be held by a depositary, the business association may deliver to such institution single or multiple titles to a part or all of the shares subject to issuance and deposit, which will be emitted to the benefit of such depositary and may or may not include attached coupons.

SEVENTH ARTICLE. Registry. The business association shall maintain a share register, which may be kept by the business association, a Mexican credit institution or a depositary, acting as a registrar agent for the business association, in which all of the transactions related to the subscription, acquisition or transfer of shares shall be registered, and in which the names, addresses and nationalities of the shareholders and of the beneficial owners of shares shall be indicated. Provided the shares representing the corporate equity of the business association are listed on the stock exchange, such share register will be updated annually with respect to the deposited shares, and any records and notes the respective depositary keeps, according to the applicable provisions of the Securities Market Law.

The share register will remain closed during the periods between the third business day prior to a shareholders’ meeting, up to and including the date of the meeting, therefore there will not be any inscriptions in the share register during such periods, except for what is provided in the second paragraph of Article 203 of the Securities Market Law.

The business association shall consider as legitimate owners of the shares only those who appear as shareholders in the share register, according to Articles 128 and 129 of the General Law of Commercial Corporations.

While the business association maintains its issued shares registered with the National Registry of Securities (Registro Nacional de Valores), where the transactions are made through the stock market, the above constrain will be additionally subject to the applicable regulations under the Securities Market Law, or to the regulations that pursuant to the same act are issued by the National Banking and Title Commission (Comisión Nacional Bancaria y de Valores), and to the provisions in the Twelfth Article of these Articles of Incorporation.

EIGHTH ARTICLE. Cancellation of Registration. While the shares of the business association are registered with the National Register of Securities pursuant to the Securities Market Law and to the general provisions established by the National Banking and Title Commission, if the registration of the shares of the business association in such register is cancelled, whether by request of the business association or by a resolution adopted by the National Banking and Title Commission under the act, the business association is obliged to make a public offer to purchase the entirety of the shares registered before such cancellation. The business association shall transfer to a trust fund, for at least a six (6) month period, the resources necessary to purchase, at the same price as under the public offer to purchase, the shares of investors who did not accept such offer in the event that, once the public offer of purchase is completed and prior to the cancellation of the registration of shares or other securities issued and based on those shares in the National Register of Securities, the business association could not acquire one hundred percent (100%) of the paid-in corporate equity.

The aforementioned public offer to purchase shall be made at least at the highest price resulting from: (i) the average closing price of the transactions made during the thirty (30) days prior to the offer date in which the shares were listed, or (ii) the accounting value of the shares according to the last quarterly report filed to the commission and to the stock exchange before the offer, except if the National Banking and Title Commission, when deciding upon the authorization of the public offer to purchase of shares tending towards cancellation of such registration, authorizes a different price. A public offer is not required if unanimous consent is obtained from the shareholders for the respective cancellation. The cancellation of the registration of shares of the business association from the National Register of Securities requires, in addition to any other requisite established by the Securities Market Law and other applicable provisions, requires: (i) previous approval of the National Banking and Title Commission; and (ii) approval by at least ninety-five percent (95%) of the corporate equity at an Extraordinary Shareholders’ Meeting.

NINTH ARTICLE. Repurchase of Shares. Under Article 56 of the Securities Market Law, the business association is able to acquire shares of its own corporate equity through the stock market without the application of the prohibition established in the first paragraph of Article 134 of the General Law of Commercial Corporations, provided the Securities Market Law and other applicable provisions are fulfilled.

Unissued shares belonging to the business association, or, if applicable, shares held in treasury, without detriment from the provisions of the General Law of Commercial Corporations, may be placed among the investing public, without requiring a resolution of a shareholders’ meeting or consent of the Board of Directors. For the purpose of what is established in this paragraph, the provision in Article 132 of the General Law of Commercial Corporations shall not be applicable.

TENTH ARTICLE. Limits on Participation. The participation of any person in the corporate equity of the business association, will be subject to the following regulations, understanding that such regulations will not apply to the participation (i) depositary institutions, or (ii) financial entities or other authorized entities having or holding titles on behalf of third parties, understanding that this exception is not applicable to the share participation that every beneficiary has directly or indirectly in the business association:

1. The Series “B” shareholders, whether individually or jointly, will not have a participation greater than ten percent (10%) of the total corporate equity of the business association in circulation, except if such limits on share participation are modified pursuant to the Twelfth Article or Fourteenth Article of the present Articles of Incorporation.

2. The Series “BB” shareholders will not have any limitations to their individual participation in shares of such series; nevertheless, such series shall only represent up to the fifteen percent (15%) of the authorized corporate equity pursuant to the Sixth Article of these Articles of Incorporation.

3. The Series “BB” shareholders, whether individually or jointly with Related Persons, will also be able to own Series “B” Shares. Nonetheless, regardless of the shares they possess, along with Series “B” and “BB” Shares, the Series “BB” shareholders shall not vote with more than ten percent (10%) of the equity votes and any shares held in excess of this ten percent (10%) limitation will be compelled to vote in agreement with the majority of the votes in a shareholders’ meeting.

The limits on share participation provided in this article shall be exceeded neither directly nor through trust funds, agreements, social contracts or articles of incorporation, pyramid schemes or any other mechanism purporting to grant a participation greater than that established herein.

For the purposes of this Tenth Article and of the Twelfth Article, exclusively, the term “Related Person” shall mean: (i) those business associations being Controlled, under the same Control or Controlling the respective business association; (ii) any subsidiary of a Related Person; or (iii) those individuals who have a direct familial or kinship relationship up to the fourth degree, whether ascendant or descendent, with a person who holds a five percent (5%) or greater share of the corporate equity of such person or of any Related Persons to such person.

For the purposes of this Tenth Article and of the Twelfth Article, exclusively, the term “Control” shall mean: (i) the possession of more than a thirty-five percent (35%) of the shares of the corporate equity by a single person with the voting right of another person; (ii) the contractual right that a person has to appoint the majority of the members of the Board of Directors of another person; or (iii) the right of a person to cause, by means of his own vote or by means of a joint vote of any Related Persons, the approval or rejection of any decision of the General Ordinary Shareholders’ Meetings of another person.

ELEVENTH ARTICLE. Transfer of Series “BB” Shares. Except for what is provided in the following paragraph, according to the provisions of the Sixth Article of these Articles of Incorporation, in order to transfer Series “BB” Shares, these must previously be converted in Series “B” Shares.

In case of transfer of Series “BB” Shares to a Related Person (as defined in the Tenth Article) who is not a physical person and fulfills the requirements established in number 3.2 of the invitation and bases of the tender for shares representing the corporate equity of the business association, published in the Official Gazette (Diario Oficial de la Federación) on February 25, 1999 and amended on July 9, 1999, in derogation from the provisions of the Sixth Article of these Articles of Incorporation, the provisions of the preceding paragraph shall not apply. Nonetheless, the SCT shall be given at least fifteen (15) days’ notice of such transfer.

TWELFTH ARTICLE. Modifications to Limits on Participation. Any modification to the provisions in the Seventh, Tenth, Eleventh and Twelfth Articles of these Articles of Incorporation regarding the limits on participation and to the share distribution established in the Sixth Article above shall require an affirmative vote of shares representing eighty-five percent (85%) of the corporate equity.

In case that a person, individually or jointly with Related Persons, acquires a percentage exceeding the limits on participation established in the Tenth Article above, such person or group of persons will be compelled to sell the excess through a public offer of shares, which shall be realized according to applicable law. Until the sale is accomplished, the excess shares will not have a vote and will not be represented in any meeting.

Any modification to the obligation to carry out the public offer to sell shares mentioned in the immediately preceding paragraph will require an affirmative vote of shares representing ninety-five percent (95%) of the corporate equity of the business association.

THIRTEENTH ARTICLE. Increases and Decreases of the Corporate Equity. Except for increases and decreases in equity as provided by the Ninth Article of the present Articles of Incorporation, increases or decreases of the minimum fixed equity of the business association shall be approved by an Extraordinary Shareholders’ Meeting, subject to the provisions of these Articles of Incorporation and to the General Law of Commercial Corporations, except when it derives from the placement of shares acquired by the business association by any means or to any person authorized by the Board of Directors or from the conversion of shares by exercising any option granted by the business association.

Increases or decreases to the variable part of the corporate equity may be approved in a General Ordinary Shareholders’ Meeting in which the requirements of voting established in these Articles of Incorporation are fulfilled, and which act shall be formalized by public deed before a notary public but without being registered in the Public Register of Commerce (Registro Público de Comercio).

In terms of Article 53 and other applicable provisions of the Securities Market Law, the business association is able to issue shares to be held in Treasury, to be subsequently subscribed by the investing public, as long as (i) the Extraordinary Shareholders’ Meetings approves the maximum amount of increase in equity and the conditions under which the respective placement of shares shall be made; (ii) the subscription of the issued shares is realized through a public offer and prior registration in the National Register of Securities, fulfilling, in both cases, the related provisions in the Securities Market Law and in the applicable general regulations derived from the same; and (iii) the amount of the subscribed and paid-in equity of the business association is announced when the business association publicizes the authorized equity represented by the issued and not outstanding issued shares. The preferred right of subscription referred in Article 132 of the General Law of Commercial Corporations will not apply in matters regarding increases of equity through public offers.

In case of an increase in equity, shareholders will have a pre-emptive right, at the moment of approval of the increase, to subscribe to such increase in proportion to the respective number of shares held within each series and in its respective series accordingly to the provisions in Article 132 of the General Law of Commercial Corporations, as described below. This right will not apply for the purpose of merging the business association, for the conversion of obligations, for the re-placement of treasury shares under Article 56 of the Securities Market Law and these Articles of Incorporation, or for the public offer of shares under Article 53 of the Securities Market Law.

The pre-emptive right established in this article shall be exercised by subscription of the issued shares proportional to the increase occurring within fifteen (15) business days after the date of publication, in one of the newspapers of broad distribution in the jurisdiction of the corporate address, of the resolution of the shareholders’ meeting decreeing an increase in equity, and its payment in accordance with the terms agreed upon at such meeting.

Notwithstanding the preceding paragraph, if the entirety of the shares in which the corporate equity is divided were represented in the respective meeting, such term of fifteen (15) business days shall be computed from the date in which such meeting is held and the shareholders will be considered as notified of the resolution at that moment. In this case, publication of the resolutions shall not be required.

If Series “B” Shares remain in treasury after the expiration of the term during which the shareholders could exercise the pre-emptive right granted by this article, the respective shares may be offered to any person for subscription and payment under terms and within deadlines established by the meeting which decreed the increase in equity, or under terms and within deadlines established by the Board of Directors or the delegates appointed by the meeting for such purposes, with the understanding that the priced for the shares offered to third parties shall not be less than the price offered for subscription and payment to the shareholders of the business association.

Increases in the equity may be realized under any of the conditions established in Article 116 of the General Law of Commercial Corporations, through a payment in cash or goods, or through the capitalization of liabilities or reserves by the business association or any stockholders’ equity account. Because the shares of the business associations have no par value, it shall not be necessary to issue new shares in cases of equity increase as a result of the capitalization of fees upon shares, capitalization of retained profits or capitalization of reserves of valuation or revaluation, unless required to do so by the shareholders’ meetings approving such increase pursuant to Article 53 and other applicable provisions of the Securities Market Law and Article 210 bis of the General Credit Titles and Operations Act.

Any increase or decrease in the variable portion of the corporate equity must be noted in the Register of Changes in Equity held for this purpose by the business association.

Shareholders owning shares representing variable corporate equity will not have the withdrawal rights referred to in Article 220 of the General Law of Commercial Corporations.

The corporate equity may be decreased by a decision of the General Ordinary Shareholders’ Meeting according to the provisions of this article, as well as the conditions of division established in Article 206 of the General Law of Commercial Corporations. Decreases to the minimum fixed part of the equity require a resolution of the Extraordinary Shareholders’ Meeting and the consequent modification to the Sixth Article of these Articles of Incorporation, in which case, the provisions of Article 9 of the General Law of Commercial Corporations must also be fulfilled unless the decrease in equity is done for the sole purpose of offsetting losses.

Decreases in the corporate equity may be done to offset losses, to refund shareholders for their contributions or to release them from unpaid amounts, as well as in the hypotheses established in Article 206 of the General Law of Commercial Corporations.

Decreases to the corporate equity to offset losses or by refund to shareholders will be realized proportionally to the minimum fixed part and to the variable part of the corporate equity, as well as to the series of shares.

The corporate equity shall not, in any case, be decreased below the minimum and every decrease of the variable part of corporate equity shall be registered in the Register of Changes in Equity held for this purpose by the business association.

The business association may redeem shares by distributable profits without decreasing the corporate equity. In addition to the observation of the provisions in Article 136 of the General Law of Commercial Corporations, the Extraordinary Shareholders’ Meeting determining the redemption shall observe the following particular regulations:

1. The meeting may determine a decrease in the value of shares, proportionally to all shareholders, in such way that following the amortization the shareholders maintain the same percentages with respect to the total corporate equity that they presented prior to the redemption, without canceling share certificates due to a lack of nominal value.

2. If the meeting determines that a share redemption shall be made through acquisitions of shares in the stock market, the meeting or the Board of Directors will approve a system for the withdrawal of shares, the amount of shares to redeem and the person appointed as intermediary or stock agent.

3. Except for the provisions in clause 2 above, and if the meeting should fix a determined price for the redemption, the shares to be redeemed will be designated in all cases by a raffle before a notary public or a commercial notary public (Corredor Público), and the referred raffle shall be realized, in all cases separating every series composing the corporate equity, in such way that shares from all series will be proportionally redeemed such that, following redemption, these represent the same percentage that they represented prior to the redemption with respect to the total corporate equity. The share certificates redeemed in the case described in this third clause shall be annulled.

FOURTEENTH ARTICLE. Participation by Subsidiaries. The entities controlled by the business association may not acquire, directly or indirectly, shares of the corporate equity of the business association, or securities representing such shares, except when (i) such entities in which the business association participates as a majority shareholder acquire shares of the business association to comply with options or share offerings that are or may be granted or designed in favor of employees or officials of such entities or of the business association, provided that the number of shares acquired for such purposes does not exceed twenty-five percent (25%) of the total outstanding shares of the business association or (ii) pursuant to the provisions of Article 56 of the Securities Market Law.

THIRD CHAPTER

MANAGEMENT OF THE BUSINESS ASSOCIATION

FIFTEENTH ARTICLE. Composition. The management of the business association will be undertaken by a Board of Directors and a General Director who will perform the functions established by the Securities Market Law and will comprise exactly eleven (11) members, except if a shareholders’ meeting mandates an increase to satisfy the requirement under the Securities Market Law for independence of at least twenty-five percent (25%) of the Board of Directors, and other provisions applicable to the business association in Mexico and in different jurisdictions. The meeting may appoint an alternate for each proprietary member of the Board of Directors. The above, with the understanding that only the members of the Board of Directors appointed by Series “BB” shareholders will have alternates.

The members of the Board of Directors, who need not be shareholders, shall also fulfill the requirements provided in the Securities Market Law. Series “B” shareholders with a right to vote, even if limited or restricted, who individually or jointly represent ten percent (10%) or more of the corporate equity of the business association, will have the right to appoint or remove a member of the Board of Directors in a General Ordinary Shareholders’ Meeting. In this case, such shareholder or group of shareholders shall no longer be able to exercise their right to vote in order to appoint the members of the Board of Directors whose appointment requires a majority vote of the Series “B” shareholders. If any shareholder or group of shareholders representing at least ten percent (10%) of the common shares exercises the right to appoint a member of the Board of Directors, the majority will only have the right to appoint the remaining number of members of the Board of Directors from the total number of which it was entitled to appoint. Such members of the Board of Directors shall only be removed by a vote of the other shareholders, and requires removal of all other members of the Board of Directors. In addition, the preceding provision will be effective unless the revocation is for cause under the Securities Market Law. The members of the Board of Directors will be elected in terms of one (1) year and will continue performing their functions for up to thirty (30) calendar days after the conclusion of this period if an alternate has not been appointed or when such alternate has not been instated. The members of the Board of Directors of the business association may be reelected and will receive an income as determined by the General Ordinary Shareholders’ Meeting.

Notwithstanding the previous paragraph, the Series “BB” shareholders will have the right to appoint four (4) proprietary members and their respective alternates. The shareholders’ meeting will only remove the members of the Board of Directors appointed by such minority when the rest of the members of the Board of Directors are removed.

For the election of the members of the Board of Directors of the business association, shareholders will observe the following:

Shareholders who individually or jointly hold ten percent (10%) of the corporate equity of the business association intend to appoint a member of the Board of Directors shall give notice to the Nomination and Compensation Committee of the business association within five (5) days after the publication of the convocation for a General Ordinary Shareholders’ Meeting. Such notice shall include at least: (i) complete name and experience of the person who is expected to be appointed, and (ii) an opinion as to whether such person fulfills the conditions of independence defined by law and other applicable provisions.

The Nomination and Compensation Committee of the business association shall present to the General Ordinary Shareholders’ Meeting a list of names of candidates expected to compose the Board of Directors of the business association, including the names of those who, according to the paragraph above, are indicated by the minority shareholders, excluding however the names of the members of the Board of Directors to be appointed by the Series “BB” shareholders.

The Nomination and Compensation Committee of the business association may propose to the General Ordinary Shareholders’ Meeting the total or partial confirmation of the following year’s positions for members of the Board of Directors, as previously named by the Series “B” shareholders, while taking into consideration the members of the Board of Directors proposed by minority shareholders.

The list of names of candidates for membership on the Board of Directors that the Nomination and Compensation Committee proposes to the shareholders’ meeting shall be available for the shareholders along with the report referred to in Article 172 of the General Law of Commercial Corporations, within the deadline that Article 173 of such law establishes, without detriment to the right of shareholders to be provided with a copy of such list whenever they so request. The nomination of a candidate by the Nomination and Compensation Committee shall be presented along with a document stating such person’s acceptance as a candidate and that such person has no impediments to occupying the respective position.

In every shareholders’ meeting in which the appointment of members of the Board of Directors is discussed, members elected by the Series “BB” shareholders will be appointed first, followed by members appointed by any Series “B” shareholder or group of shareholders owning ten percent (10%) of the corporate equity. If these Series “B” shareholders should not want to exercise such right and the Nomination and Compensation Committee has not proposed the confirmation of the positions of all of the members of the Board of Directors previously appointed by the Series “B” shareholders, then the meeting shall proceed to the confirmation of the appointment of the necessary number of members of the Board of Directors and to the appointment of the new members as needed from among those proposed by the committee in the list, in order to complete the total number of members of the Board of Directors.

In appointing the members of the Board of Directors, those who have a Conflict of Interests (Relación de Conflicto de Intereses) (as defined below) with the business association or its subsidiaries will be rejected. For the purposes of the present Articles of Incorporation, a “Conflict of Interests” means any transaction performed by a person or a group of Related Persons with such person, with the business association, affiliated or subsidiaries representing over the five percent (5%) of the sales that such person carried out on the last performances or an individual or accumulated transaction greater than four hundred thousand U.S. dollars (U.S.$400,000.00) or its equivalent in Mexican currency or in legal currency of jurisdictions other than Mexico. It will not be considered as a Conflict of Interests with respect to the appointment of the members of the Board of Directors whenever the appointment by the Series “BB” shareholders falls upon officers or Persons Related to such.

For the purposes of these Articles of Incorporation, except for the Tenth and Twelfth Articles, “Related Person” shall mean, with respect to the business association: (i) the persons who are in Control or have a significant influence on a legal entity which is part of the entrepreneurial group or consortium to which the business association belongs, as well as the relevant members of the Board of Directors or administrators and directors of the components of such group or consortium; (ii) the persons who have the power to control a legal entity which is part of an entrepreneurial group or consortium to which the business association belongs; (iii) the spouse or unmarried partner and the familial or kinship relatives up to the fourth degree or relationship by marriage (parentesco por afinidad) up to the third degree, with individual persons fitting in one of the scenarios in clauses (i) and (ii) above, as well as the shareholders and co-owners of the legal entities referred to in such clauses with whom they maintain business relationships; (iv) the legal entities which are part of the entrepreneurial group or consortium to which the business association belongs; (v) the legal entities upon which any of the persons referred to in clauses (i) to (iii) above exercise Control or significant influence; (vi) with respect to the business association, the Strategic Partner; and (vii) with respect to the Strategic Partner, the shareholders and Related Persons to such.

The members of the Board of Directors shall not be persons who had previously performed the role of external auditor of the business association, or of any of the legal entities forming the entrepreneurial group or consortium to which the business association belongs, during the twelve months immediately prior to the date of the appointment.

The proprietary members of the Board of Directors elected by the Series “BB” shareholders can only be substituted during their absences by their respective alternate member of the Board of Directors according to their appointments.

The members of the Board of Directors and their alternates, as appropriate, shall be persons with acknowledged experience, may be shareholders or not, may be reelected, and shall receive compensation as determined by the General Ordinary Shareholders’ Meeting upon the report of the Nomination and Compensation Committee.

The members of the Board of Directors and their alternates, as appropriate, shall continue to perform their functions, even following completion of the period for which they have been appointed or following their resignation from the position, for up to thirty (30) calendar days upon the absence of an appointed substitute or when the substitute does not take up office, without being subject to the provisions of Article 154 of the General Law of Commercial Corporations. The members of the Board of Directors of the business association may be reelected and shall receive compensation as determined by the General Ordinary Shareholders’ Meeting.

The Board of Directors may appoint provisional members of the Board of Directors, without an action of a shareholders’ meeting, whenever one of the situations described in the preceding paragraph or in Article 155 of the General Law of Commercial Corporations occurs, if applicable. The confirmation of the appointments of the provisional members of the Board of Directors or the appointment of alternate members will be realized on the following General Ordinary Shareholders’ Meeting pursuant to the provisions of this Fifteenth Article.

The members of Board of Directors shall not be required to grant a lien on real property in order to guarantee the fulfillment of the responsibilities required in the performance of their positions.

SIXTEENTH ARTICLE. Chairman and Secretary. The members of the Board of Directors will be appointed in a shareholders’ meeting. The Chairman of the Board of Directors will be appointed by a majority of the shareholders’ votes, and the Secretary of the Board of Directors will be appointed by such board. The Chairman of the Board of Directors will have a tie-breaking vote.

The Secretary of the Board of Directors will not be part of such body and will submit to the obligations and responsibilities provided by the Securities Market Law.

The Board of Directors will count, for the performance of its functions, with the help of the committees it establishes, in addition to the ones established by these Articles of Incorporation. The committee or committees which develop activities regarding corporate governance and audit practices will comprise independent members of the Board of Directors, pursuant to Article 25 of the Securities Market Law, and by a minimum of three (3) members appointed by the same Board of Directors at the proposal of its Chairman.

SEVENTEENTH ARTICLE. Authority. The Board of Directors will be the legal representative of the business association, and therefore, will have the following powers:

1. Exercise the power of attorney, granted with all of the general and special powers requiring a special clause accordingly to law, necessary for all pleadings and claims of the business association. Consequently, the Board of Directors is empowered, without any limitation pursuant to the provisions of the first paragraph in Article 2,554 and Article 2,857 of the Federal Civil Code and the corresponding provisions of the Civil Code of the Federal District and of the other federal states, to pursue or waive a constitutional challenge (juicio de amparo); to file criminal complaints or desist therefrom; to intervene as a coadjutant in cases brought by the Public Prosecutor (Ministerio Público) and to absolve, if appropriate, according to the law; to contract; to submit to arbitration; to articulate and interrogate; to challenge judges; to receive payments and to execute all acts expressly provided by law, including the legal representation of the business association before courts and criminal, civil, administrative and labor authorities.

2. Power of attorney for acts of administration according to the provisions of the second paragraph in Article 2,554 of the Federal Civil Code and correlative provisions of the Civil Codes of the Federal District and the other states of the Republic, in order to engage in the corporate objective of the business association.

3. General power of attorney for judicial matters regarding labor matters accordingly to what is established by Articles 2,554 and 2,587 of the Federal Civil Code and the correlative provisions in the Civil Codes of the Federal District and the other states of the Republic, so that it represents the business association in a descriptive but not limitative manner, before local or federal courts or authorities, particularly before the Arbitration and Conciliation Labor Courts (Juntas de Conciliación y Arbitraje), as well as the Labor Ministry (Secretaría del Trabajo) and any other labor authorities or administrative, criminal and civil courts, being expressly authorized to participate in the related procedures with labor law suits and Constitutional Protection Trials, to formulate and answer confessional hearings and perform all the necessary actions as a legal representative of the business association.

4. General power of attorney for administrative actions regarding labor matters, according to what is provided by Articles 692, 786, 866 and other applicable provisions, as well as Article 870 of the Federal Labor Act (Ley Federal del Trabajo), to appear before local authorities in labor matters in which the business association is part of or is a third party with a legal interest, in the initial period as in any subsequent stage and to answer interrogatories.

5. Power of attorney for ownership actions under the provisions of the third paragraph of Article 2,554 of the Federal Civil Code and the correlative provisions in the Civil Codes of the Federal District and the other states of the Republic.

6. Power to issue, endorse and subscribe titles of credit in terms of Article 9 of the General Credit Titles and Operations Act (Ley General de Títulos y Operaciones de Crédito).

7. Power to open banking accounts in name of the business association, make charges against them and appoint persons who shall have the power to make charges against the same.

8. Power to participate in the drafting of strategic plans for the business association.

9. Power to authorize modifications to the policies of the business association with respect of the financial structure, products, market development and organization.

10. Power to convoke a shareholders’ meeting and obtain its resolutions.

11. Power to confer general or special powers within the limits of the powers conferred by this Article, with or without the authority to delegate, as well as to revoke the powers it grants.

12. Power to establish the special committees deemed necessary for the development of the operations of the business association, setting the powers and obligations of such committees; understanding that such committees will not have the powers that accordingly to the law or to these Articles of Incorporation correspond exclusively to the General Ordinary Shareholders’ Meetings or to the Board of Directors.

13. Power to approve, upon a proposal of the Operations Committee of the business association, the annual budget of the business association and its subsidiaries, as well as the master development program of the airports operated by these.

14. Generally, power to realize all of the actions authorized by these Articles of Incorporation or consequences of the same.

None of the members of the Board of Directors, nor the Chairman or Secretary, by the mere fact of their appointment, will have powers to give testimony, as they are impeded from answering interrogatories in any trial or procedure in which the business association takes part. The aforementioned powers correspond exclusively to the delegates appointed by the Board of Directors for such purposes and to the empowered persons of the business association to whom they have been expressly granted.

EIGHTEENTH ARTICLE. To accomplish its objectives, the Board of Directors of the business association will have the following functions:

1. Approval of the five-year master development program and its modifications of each of the airports operated by the subsidiaries of the business association;

2. Approval of the business plan and budget of annual investments;

3. Approval of equity investments out of the annual budget approved for each fiscal year;

4. Approval of the sale of assets, individually or jointly, with a value greater than three million U.S. dollars (US$3,000,000.00) or its equivalent in Mexican currency or other legal currencies;

5. To propose to the Extraordinary Shareholders’ Meeting, where appropriate, not to extend the Technical Assistance and Technology Transfer Agreement, understanding that such meeting shall only discuss the non-renewal or denial of extension of such agreement upon an affirmative vote of the shareholders holding at least fifty-one percent (51%) of the Series “B” Shares not held by the Strategic Partner or a Related Person to the Strategic Partner. The same requirement herein established will be necessary when the Board of Directors proposes the early termination of the participation agreement.

6. Approval for the obtaining of all kinds of leases and credits, with or without a specific bond, and granting loans to civil or commercial business associations with which the business association has no interest or participation greater than fifty percent (50%) of voting corporate equity or those in which the business association is not in control of the same in any other way, or to individual persons without fulfilling the policies established for such purposes by the business association.

7. Approval for granting of all bonds and commercial guarantees (avales) on securities for credit issued or obligations acquired by the business association or by business associations in which the business association has no interest or participation greater than fifty percent (50%) of voting corporate equity or those over which the business association has no control of any kind;

8. Propose to the shareholders increases to the corporate equity of the business association;

9. Propose increases of the corporate equity of the subsidiary legal entities of the business association;

10. Approval of any sale of shares of the corporate equity of the subsidiary legal entities of the business association;

11. Acquisition and sale of shares of the corporate equity of the business associations, except for (a) acquisition of shares and/or securities issued by investment associations, and (b) acquisition of securities through investment associations;

12. Approval and modification of the administrative structure of the corporate group of which the business association forms part;

13. Establishment of new committees and delegation of functions to the same;

14. Upon an opinion of the Audit Committee, which would previously hear the opinion of the Nomination and Compensation Committee, approval of the full compensation to the General Director, as well as the determination of policies for the appointment and full compensation of the rest of the first level of administration officers;

15. Acquisition of any debt, whether through direct credits or financial instruments, which annual amount exceeds eight million U.S. dollars (US$8,000,000.00) or its equivalent in Mexican currency or other legal currencies in venues other than Mexico, or exceeding the indebtedness level established in the annual business plan, which shall be at least 50/50% debt/equity, this being understood as total debt/total equity;

16. Approval and presentation of the dividends policies before a shareholders’ meeting of the business association;

17. Proposal to a shareholders’ meeting of the candidates to the Audit Committee, having received such listed from the Nomination and Compensation Committee; likewise, the Board of Directors shall propose to the shareholders’ meetings the persons who will compose the Nomination and Compensation Committee;

18. Designation of the members of the Operations Committee and of the Acquisitions Committee, understanding that the members of the Board of Directors appointed by the Series “BB” shareholders will have the right to appoint three (3) of the members of the Operations Committee and their alternates, and at least one member and its alternate of the Acquisitions Committee;

19. Designation of provisional members of the Board of Directors proposed by the Nomination and Compensation Committee, without action by a shareholders’ meeting, upon occurrence of one of the scenarios indicated in the Fifteenth Article of these Articles of Incorporation or in Article 155 of the General Law of Commercial Corporations occurs, if applicable;

20. Exercise of the general powers of the business association in the completion of its corporate objective and observing existing laws;

The decisions mentioned in clauses (1) to (4) and in (6) to (17) of this Eighteenth Article will require an affirmative vote of the members of the Board of Directors appointed by the Series “BB” shareholders.

NINETEENTH ARTICLE. The members of the Board of Directors appointed by Series “BB” shareholders will have the power to realize the following appointments, which will be valid designations of the Board of Directors:

1. Upon an opinion of the Nomination and Compensation Committee, the appointment and removal of the General Director and the appointment and removal of the first level of administration officials.

2. Appointment of three (3) of the six (6) proprietary members of the Operations Committee and their three (3) alternates, and the proprietary members, and their respective alternates, representing twenty percent (20%) of the total members of the Audit, Acquisitions and Nominations and Compensations Committees, understanding that there will be at least one (1) proprietary member and his/her alternate for each committee; and

3. Determination of the Operations Committee with regards to the inclusion of committee members from outside the airport group, members of the Board of Directors or officials of the airport group.

TWENTIETH ARTICLE. Summons. The summons to the sessions of the Board of Directors shall be made in writing by the Chairman, the Secretary, or by three (3) of the members of such Board of Directors, or alternatively, by the Chairman of the Audit Committee, and shall be delivered to the other members of the Board of Directors at least ten (10) business days prior to the date set for such session, whether personally or through certified postage with acknowledgement of receipt, by telefax or any other media agreed upon by the members of the Board of Directors. The summons must specify all of the matters to be discussed by such Board of Directors and the support documents when required, including updated financial documents. The Board of Directors shall be authorized to consider or resolve any unspecified matter on the meeting agenda whenever all of the members of the Board of Directors are present. The members of the Board of Directors who do not reside in Mexico shall receive the summons by telex or telefax with the same prior notice. The summons will not be necessary when all of the members of the Board of Directors (or their alternates) attend the session.

Likewise, the Chairman, the Secretary or three (3) of the members of the Board of Directors, as well as the Chairman of the Audit Committee will have the power to insert issues they deem pertinent into the meeting agenda.

TWENTY-FIRST ARTICLE. Sessions. The Board of Directors will meet when summoned, but at least four (4) times per fiscal year. Sessions of the Board of Directors shall occur at the place of the corporate address or another place within the Mexican Republic or abroad, as determined on the summons, it being understanding that in order to meet in a place different from the corporate address, the summons shall be made by the Chairman of the Board of Directors, by at least three (3) members of the same, by the Secretary or by the Audit Committee. If the Chairman is absent during the session, the session shall be presided over by the member of the Board of Directors appointed by a majority vote of the members then present. If the Secretary is absent in a session, then the person appointed by a vote of the majority of the present members of the Board of Directors will perform as such. The minutes of sessions of the Board of Directors will be registered in a special book kept for such purposes and will be signed by the persons acting as chairman and secretary of the same. The documents containing the resolutions taken by unanimous written consent of the members of the Board of Directors pursuant to the Twenty-Third Article will be attached to such Book according to the terms of such article.

The copies or records of the minutes of sessions of the Board of Directors and shareholders’ meetings, as well as the accounts contained in the books and registers of the business association and generally in any archival document of the business association, may be authorized and certified by the Secretary of the Board of Directors.

TWENTY-SECOND ARTICLE. Operational Rules. In addition to any other provision in these Articles of Incorporation regarding the operation of the Board of Directors, the following shall be observed:

1. In each meeting of the Board of Directors, the minute of the previous session should be submitted for approval by the members of the Board of Directors.

2. The Board of Directors shall revise the financial information of the business association and its subsidiaries and the financial and commercial policies of the business association and its subsidiaries at least every three (3) months through the information determined by the Audit Committee, which may include:

a. an internal financial balance validated by the General Director of the corporate group of which the business association is part, which shall include the balance sheet, income statement, cash flow statement and equity statement;

b. projections for investments in capital assets;

c. projections for demand;

d. investment programs;

e. strategic plans;

f. labor policies;

g. information about technologies used by the business association; and

h. coordination of environmental, legal and ethical matters of the business association and its subsidiaries.

3. The Board of Directors shall prepare the report mentioned in Article 172 of the General Law of Commercial Corporations, in order to submit the same for approval by the General Ordinary Shareholders’ Meeting, as well as a report on the subsidiaries of the business association in which the business association owns a majority of the shares, if the value of the investment in each of them is greater than twenty percent (20%) of the capital equity, according to the last cash flow statement of the respective subsidiary business association. In addition to the requirements for reporting on the business association under the cited provision, the report shall include the following:

a. a description of the development of the business in the last fiscal year compared to the immediately previous fiscal year;

b. a general description of the most important real estate properties used to fulfill its activities;

c. a list of the principal markets where shares of the corporate equity of the business association are listed and detailing: (i) the highest and lowest prices of the shares per quarter per market; (ii) the names of those shareholders who own ten percent (10%) or more of the total corporate equity of the business association; and (iii) the frequency and quantity of dividends declared in the last fiscal years; and

d. a list with the names and ages of all of the members of the Board of Directors, of the business association’s committees and of the two senior levels of officers of the corporate group of which the business association is part, including: (i) the amount of compensations and bonuses received by each in the last fiscal year; (ii) a description of their equity plan, if any; and (iii) a description of their incentive plan, if any.

4. Any member of the Board of Directors and, where appropriate, the Secretary of the Board of Directors, who have a Conflict of Interests in a specific subject shall notify the Board of Directors before taking a decision, and shall abstain from participating and being present at the deliberation and voting of such subject, without affecting the required quorum for meetings of the Board of Directors. For the purposes of this clause, the term Conflict of Interests shall mean the fact that a member of the Board of Directors: (i) has, personally or through any person with whom there is a familial or kinship relationship up to the fourth degree, ascendant or descendant, a participation greater than five percent (5%) in the corporate equity of the party with which the business association is planning to enter any transaction; (ii) has a familial or kinship relationship in a direct line, ascendant or descendent, up to the fourth degree, with the person with whom the business association plans to enter into a transaction; or (iii) is a member of the Board of Directors of the party with whom the business association plans to enter into any transaction.

TWENTY-THIRD ARTICLE. Quorum. In order for the Sessions of the Board of Directors to be valid, the attendance of the majority of its members shall be necessary; and in order for the resolutions of this Board of Directors to be valid, the affirmative vote of the majority of its members shall be necessary, unless the vote of a member of the Board of Directors is required to validate the resolutions pursuant to these Articles of Incorporation,.

Pursuant to the provisions of the last paragraph in Article 143 of the General Law of Commercial Corporations, the Board of Directors may validly take resolutions even when its members are not personally congregated in a formal session. The agreements taken out of session shall be approved, in all cases, by an affirmative vote of all of the proprietary members of the Board of Directors or, upon the definitive absence or incapacity of any of them, with the affirmative vote of the respective alternate, according to what the cited article establishes.

Such resolutions will have the same effects and legal consequences as any other resolution taken during a session of the Board of Directors. When the resolutions of the Board of Directors are taken by the unanimous written consent of its members, a summons or any other formality shall not be required, except for the signature of the members of the Board of Directors in a document evidencing the taking of such resolutions. The document in which the taken resolutions are stated shall be added to the book referred to in the Twenty-First Article of these Articles of Incorporation.

TWENTY-FOURTH ARTICLE. Duties and Responsibilities of the Members of the Board of Directors. The members of the Board of Directors of the business association, by merely taking up their position, will acquire the duties of diligence established in Articles 29 to 37 and other applicable provisions of the Securities Market Law.

The applicable regime of responsibilities to the administration of the business association will be the one provided by Articles 29 to 37 and other applicable dispositions of the Securities Market Law.

TWENTY-FIFTH ARTICLE. Indemnity. The members of the Board of Directors, as well as the members of the committees of the business association and the Secretary are released of any liabilities consisting in the indemnification of damages caused to the business association or to the legal entities controlled by it or in those in which the business association exercises a significant influence, by lack of diligence, resulting from the action or decisions they take in the Board of Directors, as well as in the committees of the business association, or those which are not taken because such body is not able to perform a session legally, provided it is not due to fraudulent or bad faith actions, or by illegal actions under the Securities Market Law or other laws. The business association, in every case, will indemnify and hold the members of the Board of Directors and the Secretary from any liabilities in which the can incur, or may incur during the legal performance of their charge and will cover the amount for the damage indemnity that their actions may cause to the business association or legal entities controlled by it or those in which it has a significant influence, or to third parties, unless they are due to fraudulent or bad faith actions, or else, illegal according to the Securities Market Law or other laws. For such purposes, the business association will grant partial payments in advance for the expenses incurred in defending the person involved in any type of legal process.

TWENTY-SIXTH ARTICLE. Intermediary Administrative Organs. The business association shall have an (i) Operations Committee, (ii) Nomination and Compensation Committee, (iii) Acquisitions Committee, and (iv) Audit Committee.

In addition, the business association may have the intermediary administration organs that the shareholders’ meeting and/or the Board of Directors deem necessary for the development of the operations of the business association.

TWENTY-SEVENTH ARTICLE. Operations Committee. The business association shall have an Operations Committee that shall comprise six (6) proprietary members and their respective alternates, from which three (3) proprietary members and their respective alternates shall be appointed by the Series “BB” shareholders. Its members shall be nominated by the Board of Directors in accordance with the Eighteenth and Nineteenth Articles of these Articles of Incorporation. The Operations Committee shall be chaired by the General Director. The Operations Committee may have a Secretary that is not a member, appointed by a majority of votes.

The members of the Operations Committee shall be appointed for a term of one (1) year or until the persons appointed to alternate for them take possession of their positions.

The Operations Committee shall have the following functions and powers:

1. Drafting and presentation to the Board of Directors of the business association of the business program and the annual investment program.

2. Drafting and presentation to the Board of Directors of the business association of the dividend policy.

3. Drafting and presentation to the Board of Directors of the business association of the master development program of the airports that are operated by subsidiaries of the business association, and its modifications.

4. Proposal to the Board of Directors of the business association of the administrative and corporate structure of the airport group.

5. Proposal to the Board of Directors of alliances and associations with third parties regarding the principal business of the business association.

6. Through the express delegation of the Board of Directors, the exercise of the right to vote the shares of the corporate equity of the subsidiary legal entities of the business association, including for the appointment of the airport administrator of every airport in concession to the subsidiaries of the business association, with the understanding that such shares are always to be voted in compliance with the master development programs.

7. Determination of the administration form of the subsidiary legal entities of the business association.

8. Approval of business investments within the principal line of business, outside of the annual budget, and under three million U.S. dollars (US$3,000,000.00), or its equivalent in Mexican currency or in the currency of jurisdictions other than Mexico, with the understanding that the corresponding acquisitions shall be subject to the procedures established in these Articles of Incorporation.

9. Determination of the labor policies other than those of first level of administration that report to the General Director.

10. All others assigned by the Board of Directors.

The Operations Committee shall meet when personally summoned through certified mail with return receipt, telefax, electronic mail, or any other means upon which its members agree, by the Chairman or by two (2) members thereof, but in any case, shall meet at least ten (10) times per year. The meetings of the Operations Committee shall be valid with the presence of at least five (5) of its members on first notice and three (3) members on second or further notices and its resolutions shall be valid when adopted by a majority vote of the members present, with the understanding that in case of tie, the Chairman, or his/her respective alternate, shall have a tie-breaking vote.

TWENTY-EIGHTH ARTICLE. Nomination and Compensation Committee. The Nomination and Compensation Committee shall comprise the number of members determined by the shareholders’ meeting, but additionally, at least a majority of its members must be members of the Board of Directors of the business association and at least one (1) of them shall be a member of the Board of Directors appointed by the Series “BB” shareholders, with the understanding that the Series “BB” shareholders shall be entitled to appoint the number of members that represent twenty percent (20%) of the total number of members of such committee and their respective alternates.

To compose the Nomination and Compensation Committee, the Series “BB” shareholders shall appoint one (1) member and the Series “B” shareholders shall appoint another (the latter must be one of the members of the Board of Directors that was not appointed by the Series “BB” shareholders and that was appointed at the proposal of the Series “B” shareholders). In case the number of members is greater than two, the members appointed in accordance with these provisions, shall appoint the remaining members of the Nomination and Compensation Committee; in case that such two members cannot reach an agreement, the missing members shall be appointed by the shareholders of the business association in a General Ordinary Shareholders’ Meeting.

For each proprietary member of this committee appointed by the Series “BB” shareholders, an alternate member shall be appointed who shall only alternate for their respective proprietary member.

The members of this committee will be appointed for a term of one (1) year or until the persons appointed to alternate for them take possession of their charges, with the possibility of their being reelected.

Such committee shall be in charge of the following functions:

1. To propose to the shareholders’ meeting of the business association a list of persons that, in its opinion, following interviews by the committee, should form part of the Board of Directors of the business association if the members comprising it at the time of the election are not ratified in their positions by the shareholders’ meeting. For the election of candidates to form the Board of Directors, the Nomination and Compensation Committee must consider persons of recognized experience in the principal business of the business association, as well as persons that do not have a conflict of interest with it and, insofar as it is required, that the candidates that are proposed qualify as independent members of the Board of Directors within the applicable legislation;

2. To present for evaluation by the Board of Directors of the business association providing its services to the corporate group to which the business association pertains the names of the individuals, that in its opinion, following interviews by the committee, should occupy the positions of the senior levels of the subsidiaries of the business association, and area directors other than those officers appointed by the members of the Board of Directors designated by the Series “BB” shareholders;

3. To propose to the shareholders’ meeting or to the Board of Directors, as appropriate, the compensation corresponding to the members of the Board of Directors and of the committees of the business association, and to the members of the Board of Directors and Corporate Officer in charge of supervision of the Board of Directors of its subsidiaries, as well as to the officers occupying the two senior levels of administration of the business association, including the General Director and the area directors;

4. Having heard the opinion of, or based upon the proposal of the Audit Committee, to present for review of the shareholders’ meeting of the business association a proposal for the removal of the members of the Board of Directors of the business association, as well as of the officers thereof;

5. To undertake consultations that, where appropriate, should be made with third party experts in the lines of business of the business association, in order to adopt any decisions necessary;

6. To present to the Board of Directors and to the shareholders’ meeting a report regarding its activities, at least annually, when it is so requested, or when, at its discretion, such report should be brought to the attention of the Board of Directors and of the shareholders’ meeting; and

7. All others that correspond to it in accordance with these Articles of Incorporation and those that are appointed to it by the Board of Directors.

This committee shall opine, inform and submit its proposals to the Audit Committee regarding all of those activities that it undertakes with regards to corporate practices, in order for the latter to comment thereon, and where appropriate, to decide upon or inform the Board of Directors, all in accordance with Articles 42 and 43 of the Securities Market Law.

The Chairman and the Secretary of this committee shall be appointed by a majority of votes of its members, and the Chairman shall not have a tie-breaking vote. The Secretary of such committee may or may not be a member thereof.

This committee shall meet at any time, but must have been previously personally summoned through certified mail with return receipt, telefax, electronic mail, or any other means upon which its members agree, by the Chairman or the Secretary of the Board of Directors or any two (2) of its members, or by the Chairman or the Secretary of such committee and shall inform of its activities to the Board of Directors in each meeting that it holds.

The members of the committee shall invariably act en banc, without their powers being able to be delegated to physical persons, such as members of the Board of Directors, managers, advisors, delegates, persons receiving power of attorney or other similar appointments.

In order for the meetings of this committee to be considered validly established, the presence of at least a majority of its members shall be required, and its resolutions shall be valid when adopted by a majority vote of members present. At least one (1) member of the Audit Committed must be summoned to the meetings of the committee at all times, and shall have the right to speak but not to vote.

TWENTY-NINTH ARTICLE. Acquisitions Committee. The Board of Directors shall appoint an Acquisitions Committee that shall comprise the number of proprietary members that the shareholders’ meeting decides, but at least a majority of its members must additionally be members of the Board of Directors of the business association and at least one (1) of them must be a member of the Board of Directors appointed by the Series “BB” shareholders, with the understanding that the members of the Board of Directors designated by the Series “BB” shareholders shall have the right to appoint the number of members that represent twenty percent (20%) of the total number of members. For each proprietary member of this committee appointed by the Series “BB” shareholders, an alternate shall be appointed, who shall only be entitled to alternate for the proprietary member with regards to which he/she was appointed. The members of the Acquisitions Committee shall be appointed for a term of one (1) year or until the persons appointed to alternate for them take possession of their charges, with the possibility of their being reelected.

The Chairman and the Secretary of this committee shall be appointed by a majority vote of its members, and the Chairman shall not have a tie-breaking vote. The Secretary of such committee may or may not be a member thereof.

The Acquisitions Committee shall meet at any time, but must have been previously personally summoned through certified mail with return receipt, telefax, electronic mail, or any other means upon which its members agree, by the Chairman or the Secretary of the Board of Directors or any three (3) other members or by the Chairman or the Secretary of the committee and shall inform on its activities to the Board of Directors at each meeting that the latter holds.

The members of the committee shall act invariably en banc, without their powers being delegated to physical persons, such as members of the Board of Directors, managers, counselors, delegates, persons receiving power of attorney or other equivalent appointments. In order for the meetings of this committee to be considered legally established, the presence of at least a majority of its members shall be required, and its resolutions shall be valid if adopted by the favorable vote of at least a majority of its members present. A member of the Audit Committee must be summoned to the meetings of this committee and, when deemed appropriate by this committee, another member of the Audit Committee and/or of the committee that is undertaking the functions related to corporate practices may be summoned; also, the General Director of the business association will be summoned to all meetings and will be present when he/she considers it appropriate due to the nature of the matters to be dealt with at such meeting. In any case, both the members of the other committees that are present, as well as the General Director, where appropriate, shall be entitled to speak but not to vote.

The Acquisitions Committee shall be obliged to authorize any operation involving acquisition of goods or services or contracting to build or sell assets that the business association or its subsidiaries undertake with Relevant Shareholders, Related Persons or any third parties (an “Operation”). Such Operations shall be subject to the following rules:

1. Any individual or cumulative Operation that is equal to or more than fifty thousand U.S. dollars (US$50,000.00) or its equivalent in Mexican currency or currency of jurisdictions other than Mexico must be reported to the Acquisitions Committee of the business association.

2. Any individual or cumulative operation that is equal to or more than four hundred thousand U.S. dollars (US$400,000.00) or its equivalent in Mexican currency or currency of jurisdictions other than Mexico must be reported, prior to its execution, to the Acquisitions Committee, in order for the latter to approve its execution, and once approved, must be reported by the latter to the Board of Directors of the business association, and additionally, when such operation may be executed with a Relevant Shareholder or exceeds the amount of three million U.S. dollars (US$3,000,000.00), or its equivalent in Mexican currency or currency of jurisdictions other than Mexico, the Board of Directors shall inform it to the shareholders’ meeting, identifying the parties of the corresponding agreements.

3. Any individual or cumulative operation that is equal to or greater than four hundred thousand U.S. dollars (US$400,000.00) or its equivalent in Mexican currency or currency of jurisdictions other than Mexico shall require prior bidding for the corresponding contract, in accordance with the rules determined by the Acquisitions Committee, unless the same committee approves that the Operation not be subject to the bidding procedure due to its particular conditions. All bidding procedures undertaken shall be supervised at all times by the Acquisitions Committee.

4. The Strategic Partner or Related Persons to such Strategic Partner may only participate in activities of construction or as providers at the airports that are operated by the subsidiaries of the business association when such agreements are assigned through a bidding procedure in which at least three (3) contractors (the “Third Parties”) have participated in addition to the Strategic Partner or any of the Related Persons thereto, as the case may be. In such case, the delegate of the Audit Committee shall supervise the auditing of the works that for such are undertaken through an independent auditor of international prestige. If in the bidding undertaken for such purposes the Strategic Partner or Persons Related thereto, as the case may be, bid in equal circumstances with regards to price, quality and opportunity, the contract shall be assigned to a third party. The Acquisitions Committee shall establish the rules of the bidding processes.

5. The Acquisitions Committee shall not authorize the execution of agreements with those persons against which (a) a tort action has been initiated in accordance with paragraph 9 hereafter and that have been condemned by a competent authority, or (b) regarding which the independent auditor referred to in paragraph 4 above has reported irregular activity in the undertaking of any of the works and such irregularities have been confirmed by the Acquisitions Committee, as the case may be.

6. No officer of the business association or its subsidiaries may undertake operations equal to or of more than four hundred thousand U.S. dollars (US$400,000.00), or its equivalent in Mexican currency or currency of jurisdictions other than Mexico without the previous authorization of the Acquisitions Committee.

7. Any shareholder or group of shareholders of the business association holding shares that represent two percent (2%) or more of the corporate equity may request and review, at any time, the details of the agreements presented to the General Ordinary Shareholders’ Meeting, in which case, the Board of Directors shall set at their disposal such documents within the following fifteen (15) labor days, and for a term of fifteen (15) business days.

8. The authorizations of the Acquisitions Committee related to operations of subsidiaries of the business association shall be granted through the vote of the shares that represent its corporate equity, owned by the business association at the shareholders’ meeting of such legal entities that shall be entered into for such purpose, or through unanimous written consent. For such purpose, the Acquisitions Committee is hereby granted a general power of attorney for administrative acts in the terms set forth in the second paragraph of Article 2,554 of the Mexican Federal Civil Code and the corresponding provisions of the Civil Code of the Federal District and of the other federal states.

9. If an Operation is undertaken by some shareholder of the business association or of the Strategic Partner in violation of these provisions, based upon Articles 2,028 and 2,117 of the Mexican Federal Civil Code and the corresponding provisions of the Civil Codes of the Mexican Federal District and of the other federal states, any shareholder holding at least one percent (1%) of the corporate equity shall be entitled to initiate a tort action against the shareholder in violation and shall have the right to request that an action be initiated against the officer that acted in violation of the foregoing provisions. The goods that, if appropriate, are obtained as a result of the claim shall be received by the business association.

10. All others that are assigned to it by the Board of Directors.

For the purposes of this Article, “Relevant Shareholder” shall mean any person or group of persons that are the owners, directly or indirectly, of shares representing five percent (5%) or more of the corporate equity of the business association.

THIRTIETH ARTICLE. General Director. The functions of management, direction and execution of the businesses of the business association, and of the legal entities that are controlled by it, shall be the responsibility of the General Director, who shall subject him/herself for such purpose to the strategies, policies and guidelines approved by the Board of Directors.

The General Director, in order to comply with such functions, shall have the broadest powers to represent the business association in administrative acts, pleadings and claims, including special powers that according to the law require a special clause. With regards to acts of ownership, the General Director shall have these powers under the terms and conditions that the Board of Directors of the business association determines:

The General Director, notwithstanding the aforementioned, must:

1. Submit to the approval of the Board of Directors the business strategies of the business association and legal entities that the latter controls, based upon the information that these supply.

2. Comply with the decisions of the shareholders’ meetings and of the Board of Directors, in accordance with the instructions that may be set forth by such meeting or by the Board of Directors.

3. Propose to the Audit Committee the policies of the internal control system and of internal audit of the business association and of legal entities that the latter controls, as well as to execute the policies that for such purpose are approved by the Board of Directors of such business association.

4. Sign the relevant information of the business association, jointly with the relevant officers in charge of its preparation, in the area of their competence.

5. Publish the relevant information and events that must be published to the general public, in accordance with the provisions of the Securities Market Law.

6. Comply with the provisions regarding execution of purchase and placement operations of shares held by the business association.

7. Exercise, directly or through an empowered delegate, within their own competence or by instructions of the Board of Directors, the remedial and responsible actions that may be applicable.

8. Verify the capital contributions made, where appropriate, by the shareholders.

9. Comply with the legal and corporate requirements established with regards to dividends to be paid to the shareholders.

10. Ensure that the accounting, registration, archival or information systems of the business association be maintained.

11. Draft and present to the Board of Directors the report referred to in Article 172 of the General Law of Commercial Corporations, except that which is provided for in section b) of such article.

12. Establish internal mechanisms and controls that allow for the verification of acts and operations of the business association and legal entities that the latter controls, comply with the applicable legislation, as well as to follow up with the results of such internal mechanisms and controls and take the measures deemed necessary.

13. Exercise responsible action, in accordance with the provisions of the Securities Market Law and of these Articles of Incorporation, against any related persons or third parties that have allegedly caused damage to the business association or the legal entities that the latter controls or those in which it has a significant influence, except where, due to a determination of the Board of Directors and with the prior opinion of the Audit Committee, the damage caused is not relevant.

14. Except when the Board of Directors provides otherwise, to determine the manner in which the business association shall vote its shares at the shareholders’ meeting of its subsidiaries that have as an objective the appointment of the officers of the subsidiaries of those levels that the Board of Directors determines.

15. Except where the Board of Directors provides otherwise, determine the manner of voting of shares that are the property of the business association and that represent the corporate equity of any subsidiary of this business association.

16. Exercise the other powers or fulfill those actions that are established in the Securities Market Law, or that are conferred to him/her by these Articles of Incorporation; in accordance with the functions that are entrusted to him/her.

The General Director, for the fulfillment of his/her functions and activities, as web as in order to duly comply with his/her obligations shall be assisted by the relevant officers appointed for such purpose and of any employee of the business association or of the legal entities that the latter controls.

The provisions contained in Articles 45 and 46 and other related provisions of the Securities Market Law shall be applicable to the General Director.

FOURTH CHAPTER

SUPERVISION OF THE BUSINESS ASSOCIATION AND RESPONSIBILITIES

THIRTY-FIRST ARTICLE. Supervision. The supervision of the administration, direction and execution of the businesses of the business association shall be the responsibility of the Board of Directors through the Audit Committee and of the external auditor of the business association, each with regards to their respective powers, as established by the Securities Market Law, and in these Articles of Incorporation. The Board of Directors may determine if, case by case or in a general manner, it will complementarily delegate supervisory functions to another committee already established by the Board of Directors or if more committees are to be created for such assistance.

In addition to the specific powers and obligations established for the Audit Committee in the Securities Market Law, such committee shall have all of the powers and obligations that the Securities Market Law appoints to the Corporate Governance Committee.

The business association is not subject to the provisions of Article 91, section V of the General Law of Commercial Corporations, nor to Articles 164 through 171, 172, last paragraph, 173 and 176 of the aforementioned law.

THIRTY-SECOND ARTICLE. Composition and Authority. The Audit Committee shall comprise as many independent members as are required by the applicable provisions in the jurisdictions in which the shares that represent the corporate equity of the business association are traded, including the Securities Market Law and the legal provisions issued under such legislation, and shall be comprise a minimum of three (3) members appointed by the Board of Directors, of which at least one (1) of them must be appointed at the proposal of the Series “BB” shareholders, in the understanding that the Series “BB” shareholders shall have the right to appoint the number of members that represents twenty percent (20%) of the total number of members of the Audit Committee.

The Audit Committee shall meet when it is personally summoned through certified mail with return receipt, telefax, electronic mail, or any other means upon which its members agree, by the Chairman or by twenty percent (20%) of its members, but in any case, it shall meet at least three (3) times per year. The meetings of the Audit Committee shall be valid with the presence of at least seventy-five percent (75%) of its members on first notice and half of its members in second or further notices and its notices and its resolutions shall be valid when adopted by the favorable vote of at least a majority of its members present, in the understanding that in case of tie, the Chairman shall not have a tie-breaking vote.

The members of the Audit Committee shall be appointed for a term of one year or until the persons appointed to substitute them take possession of their charges, with the possibility of their being reelected.

When for any cause, the minimum number of members of the Audit Committee are not present and provisional independent members have not been appointed as set forth in Article 24 of the Securities Market Law, any Shareholder may request to the Chairman of the Board of Directors to convoke within three calendar days, to a General Ordinary Shareholders’ Meeting in order for it to make the corresponding appointment. If the notice is not made within the indicated term, any Shareholder may appear before the judicial authority of the address of the business association, in order for it to make the notice. In case that the meeting does not meet or that once met it does not make the appointment, the judicial authority of the address of the business association, at the request and proposal of any shareholder shall appoint the members that correspond, who will occupy such positions until the General Ordinary Shareholders’ Meeting makes the definitive appointment.

The Audit Committee shall have the powers and obligations referred to in Articles 41 and 42, and others that are applicable of the Securities Market Law with regards to the supervision of the administration, conduction and execution of the businesses of the business association, with regards to audit, as well as with regards to those of corporate governance; in these, it shall be informed by and receive the opinions of the Nomination and Compensation Committee in accordance with the provisions of these Articles of Incorporation.

The Chairman of the Audit Committee, shall be appointed and/or removed from his/her position exclusively by the General Ordinary Shareholders’ Meeting, at the proposal of the Nomination and Compensation Committee, may not chair the Board of Directors, must fulfill the same independence requirements of the other members of the committee; must be selected due to his/her experience, recognized capacity and professional prestige; and must draft in accordance with Article 43 of the Securities Market Law an annual report on the activities that correspond to such body and present it to the Board of Directors. Such annual report must include, at least, the following issues: (a) a report on the state of the internal controls and internal audit systems of the business association and legal entities that the latter controls, and if any, a description of deficiencies and deviations, as well as aspects requiring improvement, taking into consideration the opinions, reports, communications and the external audit report, as well as the reports issued by the independent experts that may have rendered their services during the term covered by the report; (b) reference and follow up to the preventive and corrective measures implemented based upon the results of policy and operations compliance investigations, as well as regarding accounting, whether of the same business association or of the legal entities that the latter controls; (c) evaluation of performance of the legal entity that provides external audit services, as well as the external auditor in charge thereof; (d) description and evaluation of the additional and complementary services that, where appropriate, are provided by the legal entity in charge of undertaking such external audit, as well as those granted by the independent experts; (e) the principal results of the reviews of the financial statements of the business association and of the legal entities that the latter controls; (f) a description and effects of the modifications to the accounting policies approved during the period covered by the report; (g) the measures adopted, due to the observations considered relevant, by shareholders, members of the Board of Directors, relevant officers, employees and, in general, any third party, regarding accounting, internal controls and issues related with internal or external auditing, or, derived from the claims made regarding facts that are considered irregular in the administration thereof; (h) follow up with the agreements taken at the shareholders’ meetings and of the Board of Directors. If the business association does not have a Corporate Governance Committee, the report referred to in this paragraph must contain, additionally, the aspects that with regards to corporate governance are referred to in Article 43 of the Securities Market Law, and the Thirty-Third Article of these Articles of Incorporation.

For the drafting of the reports referred to in this Article, as well as the opinions indicated in Article 42 of the Securities Market Law, the Audit Committee shall hear the relevant officers; if there is a difference of opinion with the latter, they shall incorporate such differences in the referred reports and opinions.

The Audit Committee shall be in charge of the following duties and functions:

1. Give its opinion to the Board of Directors on the matters that regard it, in accordance with the Securities Market Law.

2. Evaluate the performance of the legal entity that provides external audit services, as well as review the report, opinions, other reports and information drafted and subscribed by the external auditor. For such purpose, the committee may require the presence of such auditor when it is deemed appropriate, notwithstanding that it must meet with the latter at least once a year.

3. Discuss the financial statements of the business association with the persons responsible for their drafting and review, and based upon this discussion, recommend approval or disapproval to the Board of Directors.

4. Inform the Board of Directors on the situation kept by the internal control and internal audit systems of the business association or of the legal entities that the latter controls, including irregularities that, where appropriate, are found.

5. Draft the opinion referred to in Article 28, section IV, subsection c) of the Securities Market Law and submit it to the opinion of the Board of Directors for its further presentation to the shareholders’ meeting, supporting it, among other elements, on the report of the external auditor. Such opinion must indicate, at least:

i. If the accounting and informational policies and criteria followed by the business association are adequate and sufficient, taking into consideration the particular circumstances thereof.

ii. If such policies and criteria have been applied consistently in the information presented by the General Director.

iii. If, as a consequence of numbers i and ii above, the information presented by the General Director reflects in a reasonable manner the financial situation and the results of the business association.

6. Support the Board of Directors in drafting the reports referred to in Article 28, section IV, subsections d) and e) of the Securities Market Law.

7. Ensure that the operations referred to in Article 28, section III and 47 of the Securities Market Law are undertaken in compliance with the provisions set forth thereto in such legal provisions, as well as with the practices derived thereof.

8. Request the opinion of independent experts in cases in which it considers necessary for the adequate fulfillment of its functions or when in accordance with the Securities Market Law or provisions of a general character, it is required.

9. Request, from the relevant officers and other employees of the business association or of the legal entities that the latter controls, reports regarding the drafting of the financial information and of any other kind that it considers appropriate for the fulfillment of its functions.

10. Investigate any possible lack of compliance of which it is aware, to the operations, guidelines and operations policies, internal control and internal audit systems and accounting, whether of the same business association or of the legal entities that the latter controls, for which it must undertake an examination of the documents, registers and other evidence, in the degree and to the extent necessary to undertake such supervision.

11. Receive the observations made by the shareholders, members of the Board of Directors, relevant officers, employees and, in general, of any third party, regarding the matters referred to in the prior section, as well as to undertake the actions that in its opinion are to be taken with regards to such observations.

12. Request meetings from time to time with the relevant officers, as well as the delivery of any kind of information related with the internal control and internal audit of the business association or legal entities that the latter controls.

13. Inform the Board of Directors of the important irregularities that are found due to the fulfillment of its functions and, where appropriate, of the corrective actions that were taken or to propose those that are to be applied.

14. Convoke shareholders’ meetings and request that the issues considered appropriate be inserted into the agenda for such meetings.

15. Supervise the compliance of the General Director with the decisions of the shareholders’ meetings and of the Board of Directors of the business association, in accordance with the instructions that, where appropriate, are issued by the same meeting or the Board of Directors.

16. Establish and publish the procedures for reception, retention and handling of claims by the business association with regards to accounting, internal accounting controls or matters related with audits, as well as for confidential and anonymous reference by the employees of the business association regarding the concerns related to accounting or questionable audits.

17. Supervise that the activities of the members of the Board of Directors and of the officers of the two senior levels of administration of the business association and its subsidiaries are made in strict compliance with the applicable legal provisions.

18. Present recommendations to the Nomination and Compensation Committee regarding the removal of members of the Board of Directors of the business association, and its subsidiaries, as well as of officers thereof, due to violations of the provisions of these Articles of Incorporation or of any applicable legal regulation applicable to the business association.

19. Select the external auditor of the business association, supervise their work (including resolving any lack of agreement between the administration and the external auditor regarding the financial reports of the business association), and when necessary, replace the external auditor.

20. Approve the procedures for prior approval of compensation to the external auditor for audit and other services to be rendered. The Audit Committee must, in accordance with such procedures, previously approve all of the audit and non-audit-related services provided by the external auditor, as required by the applicable legislation or regulations in the markets where the shares of the business association are listed.

21. Review, jointly with the external auditor, the financial information that must be included in the annual report of the business association, including the information filed in the section “Comments and Analysis of the Administration on the Operation Results and Financial Situation of the Company,” its substantive decision in addition to its overall decision, regarding the accounting principles, the reasonableness of the opinions made in the preparation of the financial statements and the clarity of the information filed therein. The Audit Committee must also discuss the results of the annual audit and of any other matters that the external auditor is obliged to communicate to the Audit Committee.

22. Draft an annual report on its activities and present such report to the Board of Directors, pursuant to this Thirty-Second Article and the Securities Market Law.

23. Review, jointly with the external auditor, any problems or difficulties with which the auditors may have found themselves, regarding the annual audit, or any others, as well as any communication to the administration of the business association delivered by the auditors and the response to such letter by the business association. Such review must contain: (i) any restrictions on the scope of activities or access to the requested information; (ii) any lack of agreement with the management regarding the principles of accounting that are generally accepted and other matters; and (iii) substantial adjustments to the financial statements recommended by the external auditor and adjustments proposed that were not accepted, independently of its importance.

24. It shall have sufficient authority to: (i) investigate any matter that it considers important with total access to all books, registers, establishments and personnel of the business association; (ii) maintain external legal counsel, external accountants or other advisors that advise the Audit Committee and (iii) request from any officer or employee of the business association, the external advisors of the business association, internal audit, providers of audit services or external audit to be present at the meetings of the Audit Committee or meet with any of the members of, or advisors of, the Audit Committee. The business association shall grant sufficient funds to the Audit Committee to pay the fees of the external auditor and any other advisors requested by the business association, as well as the necessary and appropriate administrative expenses incurred by the Audit Committee in fulfillment of its duties.

25. All others that are established in these Articles of Incorporation, the Securities Market Law, and/or that are assigned to it by the Board of Directors.

FIFTH CHAPTER

SHAREHOLDERS’ MEETINGS

THIRTY-THIRD ARTICLE. Classes. Shareholders’ meetings shall be general or special, with the general shareholders’ meetings being either ordinary (“General Ordinary Shareholders’ Meetings) or extraordinary (Extraordinary Shareholders’ Meetings”), and all of them shall take place at the corporate address of the business association. The following shall be Extraordinary Shareholders’ Meetings: (i) those convoked to discuss any matters specified in Article 182 of the General Law of Commercial Corporations, and (ii) those convoked to agree on the cancellation of registration of the shares of the business association at the National Register of Securities (Registro Nacional de Valores), Bolsa Mexicana de Valores, S.A. de C.V. and at any other stock exchanges either national or foreign in which they are registered, except by systems of quotation or other markets not organized as stock exchanges; any other meetings shall be ordinary general unless it is a Meeting that meets to deal with any of the matters that affect a class or Series of shares in particular, in which case, the Meetings shall be special.

THIRTY-FOURTH ARTICLE. Notice. Notice for the shareholders’ meetings must be provided by the Board of Directors or by the Audit Committee. Any shareholder or group of shareholders holding at least ten percent (10%) of the issued and outstanding shares of the business association may request, at any time, to the Board of Directors or to the Audit Committee that a shareholders’ meeting be convoked to discuss matters specified in their request. Any shareholder shall have the same right in any of the cases provided for in Article 185 of the General Law of Commercial Corporations. If the Board of Directors or the Audit Committee, as the case may be, do not give notice within fifteen (15) calendar days following receipt of a request in accordance with the prior provision, the competent judicial authorities of the jurisdiction of business association’s address, at the request of the shareholder or shareholders that are found in any of the prior cases, with the prior proof that they find themselves in such position, shall issue the corresponding notice.

In addition, in the meeting agenda included in the notice of shareholders’ meetings, the Audit Committee shall have the power to insert the issues that such committee considers convenient.

THIRTY-FIFTH ARTICLE. Publication of Notices. Notices of convocation, whether initial or subsequent, for the shareholders’ meetings shall be published in the Official Gazette (Diario Oficial de la Federación) or in a newspaper of national distribution at least fifteen (15) calendar days prior to the date set forth for the meeting. Notices shall indicate the date, time and place of the meeting, shall contain a meeting agenda, with a clear explanation of the matters to be dealt with therein, and must be signed by the person or persons that make them, in the understanding that if they are made by the Board of Directors it shall be sufficient for them to be signed by the Chairman or by the Secretary of such body or by the delegate appointed for such purpose by the Board of Directors. From the publication of notice for a shareholders’ meeting, the information and documents related to each one of the matters included in the meeting agenda must be made available to the shareholders in an immediate and unrestricted manner.

Shareholders’ meetings may take place without the need for prior notice if all of the shares issued and outstanding representing the corporate equity of the business association are represented at the meeting.

THIRTY-SIXTH ARTICLE. Attendance. Only the shareholders that are duly registered in the Share Register of the business association as owners of one or more shares thereof shall be admitted to the shareholders’ meetings of the business association, and only insofar as they have obtained the requisite admission card for which registration shall effectively be closed three (3) days prior to the date set for the meeting to take place.

In order to be present at the meetings, shareholders must show their corresponding admission card, which shall be issued only at their request, and which must, on or before the business day prior to the date of the meeting, be presented jointly with proof of deposit of the corresponding certificates or titles of shares either with the Secretary of the business association or with an institution for the deposit of titles, a credit institution, whether national or foreign, or stock exchange broker pursuant to the applicable provisions of the Securities Market Law. Shares so deposited in order to obtain the right to be present at a meeting shall not be returned until after such meeting takes place, and shall be returned by delivery of the receipt issued for such purpose to the shareholder or their representative.

Shareholders may be represented at shareholders’ meetings in person or by proxy signed before two witnesses or through any other form of power of attorney granted in accordance with the law. However, regarding the corporate equity of the business association that is traded in any stock exchange, the person having power of attorney may only prove his/her capacity through proxy that is granted in the forms that are drafted by such legal entity that shall be available to the shareholders including stock market intermediaries, during the term indicated in Article 173 of the General Law of Commercial Corporations. The forms must contain the following information: (a) indicate in a clear manner the name of the business association, the corresponding meeting agenda, without being able to include under the title of general matters the issues referred to in Articles 181 and 182 of the General Law of Commercial Corporations and (b) contain space for the instructions that the grantor indicates for the execution of such power of attorney. The Secretary of the Board of Directors shall be obliged to make sure that this article is complied with and shall inform the meeting of such compliance. Members of the Board of Directors may not represent shareholders at shareholders’ meetings.

THIRTY-SEVENTH ARTICLE. Minutes. The minutes of the shareholders’ meetings shall be transcribed in a book specifically kept for such purpose and shall be signed by the persons acting as Chairman and Secretary of the meeting and by those shareholders or representatives of shareholders who wish to sign. A record of any corporate action taken by the shareholders in accordance with this article shall be transcribed into such book.

THIRTY-EIGHTH ARTICLE. Chairman and Secretary. Shareholders’ meetings shall be presided over by the Chairman of the Board of Directors and, in his/her absence, by the person appointed by a majority vote of the shareholders present. The Secretary of the Board of Directors shall act as secretary of the shareholders’ meetings and, in his/her absence, shall be substituted by the person appointed by a majority vote of the shareholders present.

THIRTY-NINTH ARTICLE. Ordinary Meetings. General Ordinary Shareholders’ Meetings must take place at least once a year, and within the first four months following the end of each fiscal year. In addition to the matters specified in the meeting agenda: (i) the report of the Board of Directors referred to in Article 172 of the General Law of Commercial Corporations shall be discussed, approved or modified (without the last paragraph of such article being applicable to it); (ii) the members of the Board of Directors and members of the committees of the business association, shall be appointed or ratified, considering the proposals of the Nomination and Compensation Committee, and the fees of such persons shall be determined; (iii) the report referred to in Article 172 of the General Law of Commercial Corporations shall be presented to the shareholders of the business association or legal entities of which the business association holds a majority of the shares, when the value of the investment in each of them exceeds twenty percent (20%) of the accounting capital, according to the state of financial position at the end of the respective fiscal year; and (iv) the business association shall present a report on compliance with tax obligations in order to comply with Article 86, section XX of the Income Tax Act (Ley del Impuesto Sobre la Renta), or any other provision that substitutes it. In accordance with the Income Tax Act, the obligation contained in this section shall be deemed as complied with if, at the General Ordinary Shareholders’ Meeting referred to, the report on report on compliance with tax obligations referred to in section III of Article 52 of the Federal Tax Code (Código Fiscal de la Federación) or the provision that substitutes it is distributed among the shareholders and read.

FORTIETH ARTICLE. Resolutions in writing. Resolutions whose adoption otherwise require the convocation of a shareholders’ meeting may be taken without the need of a shareholders’ meeting through the unanimous written consent of all shareholders who would have had the right to vote if such shareholders’ meeting had taken place. Resolutions adopted in such manner shall have the same effect and legal consequences as resolutions adopted in the course of a shareholders’ meeting. When the resolutions of the shareholders are taken through their unanimous written consent, no notice or any other formality shall be necessary other than the signature of all of the shareholders with the right to vote on the document proving adoption of the relevant resolutions. All such documents shall be attached to the meeting minutes kept pursuant to the Thirty-Seventh Article of these Articles of Incorporation.

FORTY-FIRST ARTICLE. Quorum for General Ordinary Shareholders’ Meetings. Each share shall be entitled to one (1) vote at shareholders’ meetings. In order for a General Ordinary Shareholders’ Meeting to be validly convoked upon initial notice, at least fifty percent (50%) of the shares that represent the corporate equity must be represented at the meeting and the resolutions shall be valid if adopted by a majority vote of the shares present or represented at the meeting (a “Majority Vote”). General Ordinary Shareholders’ Meetings taking place upon a second or further notice shall be validly convoked regardless of the number of shares represented at the meeting, and their resolutions shall be validly adopted by a Majority Vote.

Shareholders duly represented at such a meeting and representing at least ten percent (10%) of the issued and outstanding corporate equity of the business association may request that a vote be delayed in any matter in which they consider themselves insufficiently informed, in compliance with the terms and conditions set forth for these purposes in Article 199 of the General Law of Commercial Corporations.

Shareholders duly represented at such meeting and representing at least twenty percent (20%) of the issued and outstanding corporate equity of the business association may judicially oppose the resolutions of the shareholders’ meetings in which they have the right to vote, insofar as they comply with the requirements that for such purpose are set forth in Article 201 of the General Law of Commercial Corporations.

FORTY-SECOND ARTICLE. Quorum for Extraordinary Shareholders’ Meetings and Special Shareholders’ Meetings. Each share shall be entitled to one (1) vote at shareholders’ meetings. In order for an Extraordinary Shareholders’ Meeting or Special Shareholders’ Meeting to be validly convoked upon initial or further notice, at least seventy-five percent (75%) of the shares representing the corporate equity, or of the corresponding Series (for Special Shareholders’ Meetings), must be represented at the meeting, and resolutions at such meetings shall be valid if adopted by a majority vote of the corporate equity of the business association, or of the corresponding Series (for Special Shareholders’ Meetings), as the case may be. Resolutions regarding matters referred to in the Eighth Article and the first paragraph of the Twelfth Article of these Articles of Incorporation are an exception to the prior provision (as they are subject to the quorum set forth in such articles), as are resolutions regarding the following matters, which are reserved exclusively to Extraordinary Shareholders’ Meetings, where resolutions shall be valid when adopted by a favorable vote of at least seventy-five percent (75%) of the corporate equity of the business association:

1. Any modification to the Articles of Incorporation aiming to amend or eliminate the powers of the committees created for the administration of the business association and its subsidiaries, or to cancel or modify the rights granted to minorities;

2. Any resolution that implies the cancellation or assignment of rights derived from the concession titles granted by the Mexican Federal Government in favor of the business association or its subsidiaries;

3. The advanced termination, by an agreement among the parties, of the Participation Agreement executed by and among the business association and the Strategic Partner;

4. Any merger of the business association with legal entities not directly related with the principal business of the business association and its subsidiaries; and

5. Any subdivision, dissolution or liquidation of the business association.

Shareholders duly represented at such a meeting and representing at least ten percent (10%) of the issued and outstanding corporate equity of the business association may request that a vote be delayed in any matter in which they consider themselves insufficiently informed, in compliance with the terms and conditions set forth for these purposes in Article 199 of the General Law of Commercial Corporations.

Shareholders duly represented at such meeting and representing at least twenty percent (20%) of the issued and outstanding corporate equity of the business association may judicially oppose the resolutions of the shareholders’ meetings in which they have the right to vote, insofar as they comply with the requirements that for such purpose are set forth in Articles 201 and 202 of the General Law of Commercial Corporations.

FORTY-THIRD ARTICLE. Rights during Meetings of Series “BB” Shares. In order for the shareholders’ meeting to validly adopt any resolution regarding the following matters, a majority vote of the Series “BB” shares shall be required, but only if these represent at least seven point sixty-five percent (7.65%) of the issued and outstanding corporate equity:

1. Approval of the financial statements of the business association;

2. Advanced liquidation or dissolution of the business association;

3. Increase or reduction of the corporate equity of the business association;

4. Declaration and payment of dividends;

5. Modification of the Articles of Incorporation of the business association;

6. Mergers, subdivisions or division of shares;

7. Granting or modification of special rights of the series into which the corporate equity is divided into;

8. Any decision aiming to modify or annul the resolutions that have been validly adopted by the Board of Directors in accordance with the Nineteenth Article of these Articles of Incorporation, as well as those requiring a favorable vote of the members of the Board of Directors appointed by the Series “BB” shareholders as referred to in the Eighteenth Article of these Articles of Incorporation.

SIXTH CHAPTER

WITHDRAWAL FROM THE BUSINESS ASSOCIATION

FORTY-FOURTH ARTICLE. Withdrawal. In accordance with Article 206 of the General Law of Commercial Corporations, any shareholder may withdraw from the business association and request the reimbursement of their shares in proportion with the corporate assets, that is, with the accounting value thereof, in accordance with the last financial statement approved by the shareholders’ meeting, or at ninety-five percent (95%) of the average value at which it is quoted on the stock exchange during the last thirty (30) days of trading prior to the date of adoption of the resolution that originates such right of withdrawal, whichever is lesser, insofar as such shareholder has voted against the resolutions adopted at the General Ordinary Shareholders’ Meeting that decides upon the change of corporate objective, change of nationality, transformation into any other kind of business association, merger or subdivision of the business association, or in case of dilution of their participation by more than ten percent (10%) due to any kind of merger, insofar as they request such separation within fifteen (15) days following closure of the corresponding meeting.

SEVENTH CHAPTER

FINANCIAL INFORMATION, EXTERNAL AUDITOR, PROFITS AND LOSSES

FORTY-FIFTH ARTICLE. Financial Information. Within three (3) months following the end of each fiscal year, the Board of Directors shall prepare a report containing all of the financial information required in accordance with Article 172 of the General Law of Commercial Corporations and with paragraph 3 of the Twenty-Second Article of these Articles of Incorporation. The financial information and any supporting documents shall be made available and delivered to the shareholders that so request at the address of the business association within the same period.

FORTY-SIXTH ARTICLE. External Auditor. The Board of Directors shall hire an external audit firm of the business association that is appointed by the Audit Committee.

Any change or removal thereof shall be approved by a majority of votes of the members of the Audit Committee.

The external auditor of the business association shall be summoned to the meetings of the Board of Directors, as a guest with the right to voice, but not to vote, with the obligation to abstain to be present regarding those matters of the order of the day in which he/she has a conflict of interest or that could hinder his/her independence.

FORTY-SEVENTH ARTICLE. Profits. The net profit of each fiscal year shall be applied in the following order:

1. Five percent (5%) to maintain, and if necessary to reestablish, the legal reserve fund, until it is equal to at least twenty percent (20%) of the corporate equity;

2. Any amounts agreed, at the shareholders’ meeting, to create or increase general or special reserves;

3. Any amounts determined, at the shareholders’ meeting, to create or increase capital reserves of the business association, as appropriate; and

4. If necessary, any amounts for payment of dividends to the shareholders of the business association, in the amount, form and terms determined by the General Ordinary Shareholders’ Meeting.

FORTY-EIGHTH ARTICLE. Losses. In case of losses, these shall be debited first from the capital reserves, but if the capital reserves are not sufficient, then from the corporate equity.

EIGHTH CHAPTER

DISSOLUTION AND LIQUIDATION

FORTY-NINTH ARTICLE. The business association shall dissolve in any of the cases established by Article 229 of the General Law of Commercial Corporations.

FIFTIETH ARTICLE. Once the business association is dissolved, it shall enter liquidation. The liquidation shall be entrusted to one or more liquidators appointed by the Shareholders’ Meeting. If the meeting does not make such appointment, a civil or district judge of the jurisdiction of the business association’s domicile shall do so at the request of any shareholder, in accordance with the provisions of Article 236 of the General Law of Commercial Corporations.

When various liquidators are appointed, these shall act jointly. The liquidator or liquidators are not required to be shareholders, officers or members of the Board of Directors of the business association. The liquidator or liquidators shall be empowered to conclude the operations of the business association and to liquidate its businesses, to collect the amounts due to the business association and to pay what is due by it; to sell the assets of the business association at the prices that they deem convenient according to their knowledge and understanding; to distribute among the shareholders the remaining assets of the business association, after paying all of the corporate debts, in accordance with the number of shares that each possesses; to take the measures that are appropriate or convenient to fulfill the liquidation of the business association, in accordance with Articles 242 and 248 and other related provisions of the General Law of Commercial Corporations; as well as to obtain the cancellation of the registration of the business association, after completing its liquidation. The liquidator or liquidators shall also have the powers granted to them by the meeting appointing them.

During the liquidation, the shareholders shall convene in the form established by these Articles of Incorporation and the liquidators shall perform functions equivalent to those that would have corresponded to the Board of Directors during the ordinary life of the business association; the Audit Committee shall continue performing, with respect to the liquidator or liquidators, the functions that it had vis-à-vis the Board of Directors before liquidation.

FIFTY-FIRST ARTICLE. Absent specific instructions to the contrary granted by the Shareholders’ Meeting to the liquidators, liquidation shall be undertaken in accordance with the following priorities:

1. Conclusion of all pending business in the manner that is least damaging to the creditors and shareholders;

2. Collection of credit and payment of debt;

3. Sale of the assets of the business association;

4. Preparation of the final balance of liquidation; and

5. Distribution of the remaining assets, where applicable, among the shareholders in proportion to their respective equity participation.

NINTH CHAPTER

APPLICABLE LAW AND VENUE

FIFTY-SECOND ARTICLE. Applicable Law and Venue. Any controversy, to which the business association is a party and arising from the execution, construction and compliance with this agreement, shall submit to the federal laws applicable in Mexico.

Any controversy between the business association and its shareholders, or among its shareholders with regards to matters regarding the business association, due to the act of subscribing or acquiring shares representing the corporate equity of the business association, shall submit expressly to the federal law applicable in Mexico, and to the jurisdiction of the federal and local courts of Guadalajara City, Jalisco, and waive the right to any other venue that may correspond to them due to their present or future address, or due to any other cause.

TRANSITORY PROVISIONS

FIRST. If any provision contained in these Articles of Incorporation violates in any manner the provisions, rights and/or obligations of, or that are the responsibility of, the business association or its shareholders as provided for in agreements executed by the business association on August 25, 1999, and specifically in the Agreement of Participation executed with the Federal Government and others and the Technical Assistance and Technology Transfer Agreement with the Strategic Partner (Aeropuertos Mexicanos del Pacífico, S.A. de C.V.), the provisions, rights and/or obligations of, or that are the responsibility of, the business association or its shareholders contained in such agreements shall prevail over any provision contained in these Articles of Incorporation.

SECOND. The reference made, in paragraph 5.2 of the Technical Assistance and Technology Transfer Agreement, to a Shareholders’ Meeting of the business association, shall be understood hereafter as referring to that set forth in clause 5 of the Eighteenth Article of these Articles of Incorporation.